CUSIP NO. 10316T106	13 G	Page 1 6 of 17

EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A Common Stock of Evolent Health, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 10, 2017

North Bridge Growth Equity I, L.P.

By:	North Bridge Growth Management, L.P., its general partner
By:	NBGE GP, LLC, its general partner
By:	North Bridge Growth Management Company, LLC, its managing manager

By:	/s/ Russell T. Pyle
Name:	Russell T. Pyle
Title:	Managing Member

North Bridge Growth Management, L.P.

By:	NBGE GP, LLC, its general partner
By:	North Bridge Growth Management
Company, LLC, its managing manager

By:	/s/ Russell T. Pyle
Name:	Russell T. Pyle
Title:	Managing Member

NBGE GP, LLC

By:	North Bridge Growth Management
Company, LLC, its managing manager

By:	/s/ Russell T. Pyle
Name:	Russell T. Pyle
Title:	Managing Member

North Bridge Growth Management Company, LLC

By:	/s/ Russell T. Pyle
Name:	Russell T. Pyle
Title:	Managing Member

CUSIP NO. 10316T106	13 G	Page 17 of 17

DOUGLAS A. KINGSLEY

/s/ Douglas A. Kingsley Douglas A. Kingsley

ROSHEN MENON

/s/ Roshen Menon Roshen Menon

MICHAEL PEHL

/s/ Michael Pehl Michael Pehl

RUSSELL T. PYLE

/s/ Russell T. Pyle Russell T. Pyle